UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2025

4D Molecular Therapeutics, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39782	47-3506994
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5858 Horton Street #455
Emeryville, California		94608
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (510) 505-2680

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	FDMT	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 27, 2025, Uneek Mehra informed 4D Molecular Therapeutics, Inc. (the “Company”) of his intent to resign as Chief Financial and Business Officer of the Company effective as of July 15, 2025 in order to pursue other opportunities.

To facilitate the transition of his responsibilities, Mr. Mehra has agreed to provide advisory services and remain as the Company’s principal financial officer and principal accounting officer through September 2025 and at least through the date of the filing of the Company’s Quarterly Report on Form 10-Q for quarter ended June 30, 2025. Mr. Mehra’s departure is not the result of any disagreement regarding the Company’s operations, financial statements, guidance, corporate outlook, internal controls, auditors, policies or practices. The Company has initiated a search to identify a successor.

Item 8.01 Other Events.

4FRONT Updates

On July 2, 2025, the Company announced an update on timing regarding the Company’s Phase 3 program in wet age-related macular degeneration (“wet AMD”).

The Company reported that initial enrollment and site activation for 4FRONT-1, the North American Phase 3 clinical trial of 4D-150 in wet AMD, have exceeded initial projections, reflecting continued strong engagement and enthusiasm from investigators and patients. The Company now expects 52-week topline data in the first half of 2027, an acceleration of the timeline from the previous guidance to the second half of 2027, providing more than six months of expected cash runway beyond the expected data readout.

Additionally, the Company reported that the second Phase 3 trial of 4D-150 in wet AMD, 4FRONT-2, was initiated in June 2025, ahead of schedule. 4FRONT-2 is a global Phase 3 clinical trial of 4D-150 in wet AMD and has an identical design to 4FRONT-1, except for enrolling both treatment naïve and recently diagnosed, treatment-experienced patients. The Company expects 52-week topline data for 4FRONT-2 in the second half of 2027, consistent with previous guidance.

Company Streamlining Plan

On July 2, 2025, the Company announced a workforce reduction of approximately 25% of current and planned roles in July 2025, primarily in the areas supporting early-stage research and development and support functions. In connection with the workforce reduction, the Company estimates that it will pay cash expenses of approximately $3 million, including severance, benefits, and related termination costs, which will be paid primarily in the third quarter of 2025. The workforce reduction is expected to provide annual cash compensation cost savings of approximately $15 million and offsets additional expenses expected based on the accelerated timelines for the 4FRONT clinical trials and BLA preparation, which supports the Company’s cash runway into 2028, as previously guided. As of March 31, 2025, the Company had cash, cash equivalents and marketable securities of $458 million, which the Company believes is sufficient to support planned expenses to deliver 52-week topline data from 4FRONT-1 and 4FRONT-2 Phase 3 clinical trials and Biologics License Application (“BLA”) preparation for 4D-150 in wet AMD, continue Phase 1/2 and pre-Phase 3 planning activities for 4D-150 in diabetic macular edema and continue ongoing Phase 1/2 development of 4D-710 in cystic fibrosis.

Forward-Looking Statements

This report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including, without limitation, implied and express statements regarding the Company’s clinical development plans for its product candidates, including 4D-150 and 4D-710, timing for the announcement of results from ongoing clinical trials, the timing of the resignation and advisory services from Mr. Mehra, the approximate size of the workforce reduction, the expected cost savings to be provided by the workforce reduction, the sufficiency of capital resources to support planned expenses regarding ongoing clinical trials, BLA preparation and cash runway. The words “may,” “might,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “expect,” “estimate,” “seek,” “predict,” “future,” “project,” “potential,” “continue,” “target” and similar words or expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Any forward-looking statements in this report are based on management’s current expectations and beliefs and are subject to a number of risks, uncertainties and important factors that may cause actual events or results to differ materially from those expressed or implied by any forward-looking statements contained in this report, including risks and uncertainties that are described in greater detail in the section entitled “Risk Factors” in the Company’s most recent Quarterly Report on Form 10-Q filed on May 8, 2025 as well as any subsequent filings with the Securities and Exchange Commission. In addition, any forward-looking statements represent the Company’s current views and should not be relied upon as representing its views as of any subsequent time. The Company explicitly disclaims any obligation to update any forward-looking statements. No representations or warranties (expressed or implied) are made about the accuracy of any such forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

4D MOLECULAR THERAPEUTICS, INC.

Date:	July 2, 2025	By:	/s/David Kirn, M.D.
David Kirn, M.D. Chief Executive Officer